Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayside Technology Group, Inc. and Subsidiaries

Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-184573) of our report dated March 4, 2020, relating to the consolidated financial statements and financial statement schedule of Wayside Technology Group, Inc. and Subsidiaries which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 4, 2020